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                                                            Exhibit 4(o)


                             REVOLVING LOAN NOTE


$17,500,000.00                                   Los Angeles, California
                                                 April 27, 1995


      FOR VALUE RECEIVED, K-V PHARMACEUTICAL COMPANY, a Delaware corporation, PARTICLE DYNAMICS, INC., a New York corporation, and ETHEX CORPORATION, a Missouri corporation (collectively, "Borrower"), promise to jointly and severally pay to the order of FOOTHILL CAPITAL CORPORATION, a California corporation ("Lender") at its office at 11111 Santa Monica Boulevard, Suite 1500, Los Angeles, California 90025-3333 or such other place as the holder hereof may designate in writing on or before April 27, 1998 subject to extension in accord with Section 3.3 of the Loan and Security Agreement referred to below (the "Maturity Date"), the lesser of Seventeen Million Five Hundred Thousand and No/100 Dollars ($17,500,000.00) or the principal balance outstanding hereunder pursuant to the terms of that certain Loan and Security Agreement referred to below with interest from the date of first disbursement hereunder on the balance of principal remaining from time to time outstanding at the rate ("Interest Rate") of one and one-half percent (1-1/2%) per annum above the Reference Rate (as defined in the Loan Agreement). The Interest Rate shall automatically adjust with each change in the Reference Rate without notice to Borrower. Notwithstanding the foregoing, the Interest Rate charged hereunder shall never be less than nine (9%) per annum.

      This Revolving Loan Note (this "Note") is the Revolving Loan Note referred to in that certain Loan and Security Agreement of even date between Borrower and Lender (the "Loan Agreement") to which reference is hereby made for the terms and provisions thereof and for additional rights and limitations of such rights of Borrower and Lender thereunder, including, but not limited to, provisions for Borrower's right to borrow and reborrow part or all of the principal hereof under certain conditions and for the acceleration of Borrower's liabilities to Lender upon the occurrence of certain events as therein specified. The payment of this Note is also secured in part by a certain Deed of Trust and Security Agreement creating a first priority lien on certain real estate located in St. Louis, Missouri and more particularly described therein (the "Deed of Trust"), as well as other security documents (the Loan Agreement, this Note, the Deed of Trust and all other documents executed in conjunction with the foregoing whether now or hereafter executed and delivered to Lender are herein referred to as the "Loan Documents"). All of the agreements, conditions, covenants, provisions and stipulations contained in the Loan Documents which are to be kept and performed by Borrower are hereby made a part of this Note to the same extent and with the same force and effect as if they were fully set forth herein, and Borrower covenants and agrees to keep and perform them or cause


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them to be kept and performed, strictly in accordance with their terms.

      Borrower shall pay monthly on the first day of each month all interest due pursuant to the terms of the Loan Agreement. The final payment of interest and all principal, if not sooner paid, shall be due on the Maturity Date.

      From and after (i) the occurrence of any failure of Borrower to pay principal, interest, or both when due hereunder, or under the Loan Agreement, or (ii) the occurrence and during the continuance of an Event of Default (as defined in the Loan Agreement), or (iii) the Maturity Date, whether by acceleration or otherwise, interest shall accrue on the amount of principal due and outstanding hereunder at the "Default Rate" (as defined in the Loan Agreement).

      All payments on account of the indebtedness evidenced by this Note shall be applied first to the payment of Foothill Expenses (as defined in the Loan Agreement) that Borrower is required to pay or reimburse by the Loan Documents, by law, or otherwise and then to the payment of fees and sums due to Lender hereunder or under any of the other Loan Documents, including any Early Termination Premium (as defined in the Loan Agreement), next toward payment of interest due on the unpaid principal balance hereof and the remainder, if any, to principal due hereunder. Interest shall be payable in arrears on the basis of average daily borrowings as determined in accord with the Loan Agreement according to a year consisting of 360 days and charged for the number of days actually elapsed. The date of first disbursement hereunder shall be the date of the first disbursement of any proceeds pursuant to the Loan Agreement.

      Borrower shall have the right to prepay this Note only in accord with the terms and conditions of the Loan Agreement.

      IT IS HEREBY EXPRESSLY AGREED by Borrower that time is of the essence hereof, and should any default be made by Borrower in the payment of any amounts due and payable under the terms of this Note or any of the other Loan Documents or in the performance or observance of non-monetary obligations under the terms of any of the Loan Documents after the expiration of any applicable notice and grace period, then at the option of the Lender or the holder hereof, and without notice, the entire unpaid balance of said sums due by Borrower hereunder or under the provisions of any of the other Loan Documents shall, without further notice to Borrower, become due and payable immediately.

      The remedies of the Lender or the holder hereof as provided in this Note, the Loan Agreement, and any of the other Loan Documents shall be cumulative and concurrent, and may be pursued singly, successively, or together against any or all of the Borrower, or

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any other security at the sole discretion of the Lender or the holder hereof.

      Borrower hereby waives presentment for payment, demand, notice of nonpayment, notice of dishonor, protest of any dishonor, notice of protest, and protest of this Note and all other notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional without regard to the liability of any other party and shall not in any manner be affected by any indulgence, extension of time, renewal, waiver or modification, granted or consented to by the Lender or holder hereof.

      Lender or any holder hereof shall not by any act or omission or commission be deemed to waive any of its rights or remedies hereunder unless such waiver is in writing and signed by the holder hereof, and then only to the extent specifically set forth therein; a waiver of one event shall not be construed as continuing or as a bar to or waiver of such right or remedy on a subsequent event.

      Any sale, conveyance or transfer of any right, title or interest in the real estate subject to the Deed of Trust or any portion thereof, or any sale, transfer or assignment (either outright or collateral) of all or any part of the beneficial interest in any trust holding title to said real estate, or the execution of any contract or agreement to do any of the aforementioned items or any other violation of any provisions of the Loan Agreement or of the Deed of Trust with respect to any transfers of said real estate, other than Permitted Liens, shall, at the option of the Lender, constitute a default hereunder, and upon any such default Lender or the holder hereof may declare the entire indebtedness evidenced by this Note to be immediately due and payable and foreclose the Deed of Trust securing this Note immediately or at any time after such default occurs. The acceptance of any payment due hereunder after any sale, transfer or assignment shall not be deemed as the consent of Lender to a sale, transfer or assignment.

      If at any time or times hereafter Lender or the holder of this Note employs counsel for advice with respect to a default under this Note, or to intervene, file a petition, answer, motion or other pleading in any suit or proceeding relating to this Note, or to attempt to collect this Note from or to enforce this Note against Borrower, then, in any of such events, all of the reasonable attorneys' fees arising from such services, and any expenses, costs and charges relating thereto, shall be an additional liability owing hereunder by Borrower to Lender or the holder of this Note and shall be payable on demand and shall bear interest at the Default Rate from the date of such demand.

      Any term or provision of this Note or any other Loan Document to the contrary notwithstanding, the maximum aggregate amount of

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the Obligations for which any of the Borrowers (which Obligations are not direct borrowings or direct obligations of such Borrower (the "Non-Direct
                                                               ----------
Obligations")) shall be liable shall not exceed the maximum amount for which
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such Borrower can be liable without rendering such Non-Direct Obligations, as they relate to such Borrower, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer. To the extent that any Borrower shall be required hereunder to pay a portion of its Non-Direct Obligations which shall exceed the greater of (i) the amount of the economic benefit actually received by such Borrower from the loans made pursuant to the Loan Agreement in respect of such Non-Direct Obligations, and (ii) the amount which such Borrower would otherwise have paid if such Borrower had paid the aggregate amount of the Non-Direct Obligations of such Borrower (excluding the amount thereof repaid by the other Borrowers) in the same proportion as such Borrower's net worth at the date of any applicable borrowing hereunder is sought bears to the aggregate net worth of all of the Borrowers at the date of such applicable borrowing hereunder is sought, then such Borrower shall be reimbursed by the other Borrowers for the amount of such excess, pro rata based on the respective net worths of the Borrowers at the date of such applicable borrowing hereunder is sought.

      THE VALIDITY OF THIS NOTE, ITS CONSTRUCTION, INTERPRETATION AND ENFORCEMENT, AND THE RIGHTS OF THE PARTIES HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS NOTE SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA OR, AT THE SOLE OPTION OF LENDER, IN ANY OTHER COURT IN WHICH LENDER SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS, AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. BORROWER WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO
                                                --------------------
OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS PROVISION.

      TO THE FULLEST EXTENT PERMITTED BY LAW, AND AS SEPARATELY BARGAINED FOR CONSIDERATION TO LENDER, THE BORROWER HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY (WHICH LENDER ALSO WAIVES) IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR OTHERWISE RELATING TO THIS NOTE, THE OBLIGATIONS, ANY OF THE LOAN DOCUMENTS OR LENDER'S CONDUCT IN RESPECT OF ANY OF THE FOREGOING. TO EFFECTUATE THE FOREGOING, LENDER IS HEREBY GRANTED AN IRREVOCABLE POWER OF ATTORNEY TO FILE, AS ATTORNEY-IN-FACT FOR THE BORROWER, A COPY OF THIS NOTE IN ANY MISSOURI COURT PURSUANT TO MO.REV.STAT. Section
510.190 AND RULE 69.01, V.A.M.R. AND/OR ANY OTHER APPLICABLE LAW, AND THE COPY OF THIS NOTE SO FILED SHALL CONCLUSIVELY BE DEEMED TO CONSTITUTE THE BORROWERS WAIVER OF TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR OTHERWISE RELATING TO THIS NOTE, THE OBLIGATIONS, ANY OF THE LOAN DOCUMENTS OR CONDUCT IN
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RESPECT OF ANY OF THE FOREGOING.  THE BORROWER HEREBY EXPRESSLY ACKNOWLEDGES
THE INCLUSION OF THIS JURY TRIAL WAIVER THROUGH THE INITIALS OF THE AUTHORIZED
OFFICER OF THE BORROWER EXECUTING THIS NOTE.      INITIAL GRM TM
                                                          ------

(Signatures on following page.)>>
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      IN WITNESS WHEREOF, this Note has been executed as of the day and year first above written.

                                    K-V PHARMACEUTICAL COMPANY



                                    By:  /s/ Gerald R. Mitchell
                                       ---------------------------------
                                       Its:    Vice President
                                            ----------------------------



                                    PARTICLE DYNAMICS, INC.



                                    By:  /s/ Gerald R. Mitchell
                                       ---------------------------------
                                       Its:    Vice President
                                            ----------------------------



                                    ETHEX CORPORATION



                                    By:  /s/ Gerald R. Mitchell
                                       ---------------------------------
                                       Its:    Vice President
                                            ----------------------------


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